EXHIBIT 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is entered into effective the 24th day of November, 2020 (“Effective Date”), by and between Prudent Senior Services of America, Inc, a Georgia corporation (“Seller”), and Long Term Care Operations 360, Inc., a Nevada corporation (“Purchaser”). Purchaser and Seller agree as follows:

RECITALS:

I.	Seller is the owner of the following subsidiaries (collectively the “Subsidiaries”):

•	Prudent Senior Services of Georgia, Inc, a Georgia corporation;

•	Nemicare, Inc, a Georgia corporation;

•	Golden Sun NEMT, LLC, a Georgia limited liability company; and

•	Golden Sun Health Services, Corp, a Georgia corporation.

II.

Subject to the terms and conditions of this Agreement, Purchaser wishes to purchase all of Seller’s assets, including the Subsidiaries, from Seller, and Seller wishes to sell, transfer, and convey such assets to Purchaser.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and a symbolic exchange of specie, acknowledges as adequate, the parties hereto hereby agree as follows:

PARTICULARS

1. PURCHASE OF THE ASSETS AND SUBSIDIARIES

Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, convey, and assign to Purchaser (i) the Subsidiaries, pursuant to the form of Assignment Agreement attached hereto as Exhibit A, and (ii) all of its cash and other assets (the Subsidiaries, cash and other assets collectively the “Assets”), in consideration of Seller’s receipt, on or immediately following the closing date (the “Closing”), of the consideration set forth below.

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2. DELIVERY AND PAYMENT

2.1 At the Closing, Purchaser will deliver to Seller the consideration described in Section 2.3 below.

2.2 At the Closing, Seller agrees to execute and deliver to Purchaser the executed assignment agreement required by Section 1, and Purchaser’s registrar and transfer agent shall issue stock certificate(s) representing the Shares (as defined below) to Seller or Seller’s assignees, which shall be sent to Seller or Seller’s assignees as directed by Seller.

2.3 Payment. The consideration for the sale of the Assets shall be Purchaser’s issuance to Seller at or immediately following Closing of 52,350,000 shares of the common stock of Purchaser, $0.0001 par value per share (the “Shares”), unencumbered and without restriction except for those required by the Securities Act of 1933, as amended (the “Securities Act”).

2.4 Closing. Subject to the terms and conditions of this Agreement, Purchaser and Seller will use commercially reasonable efforts to complete the purchase and sale of the Assets contemplated herein as soon as practicable and not more than 10 days from the date hereof barring exigencies beyond the control of the parties.

3. TRANSFER OF ASSETS

3.1 Asset Assignment. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Assets, including the Subsidiaries, including without limitation, all rights of Seller under any assignment agreement relating to the Assets.

4. SELLER’S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to the Purchaser as follows:

4.1 Authority. Seller is a corporation duly formed, validly existing, and in good standing under the laws of the State of Georgia. Seller has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assets to Purchaser.

4.2 Title and Contest. Seller owns all right, title, and interest to the Assets and Subsidiaries, including, without limitation, all shares, membership units or other equity interests of the Subsidiaries. There are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress against Seller relating in any way to the Assets or Subsidiaries. To Seller’s knowledge, there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assets or Subsidiaries.

4.3 Accredited Investor. Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.4 Accuracy of Information. All of Seller’s books and records, and all of Seller’s information regarding the Assets and Subsidiaries provided to Purchase is accurate and complete, and Seller has not failed to disclose any material facts regarding the Assets and Subsidiaries to Purchaser.

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5. PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser hereby represents and warrants to Seller as follows:

5.1 Authority. Purchaser is a corporation duly formed, validly existing, and in good standing under the laws of the State of Nevada. Purchaser has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the purchase of the Assets and Subsidiaries from Seller.

5.2 Capitalization.

(a) The authorized capital of Purchaser consists, immediately prior to the Closing, of:

(i) 200,000,000 authorized shares of common stock, $0.0001 par value per share (the “Common Stock”), approximately 7,217,397 shares of which shall be considered issued and outstanding immediately prior to the Closing after the cancellation of other outstanding shares immediately prior to Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Purchaser holds no common stock in its treasury.

(ii) 10,000,000 authorized shares of preferred stock, none of which are issued and outstanding immediately prior to the Closing.

(b) Purchaser does not have a stock option plan or any shares of capital stock reserved for issuance in connection therewith.

(c) Except as set forth in Schedule 5.2(c) hereto, as of the Closing, there are no issued or outstanding debt securities, stock options, warrants, restricted stock, stock purchase rights or agreements to issue any equity or debt securities of Purchaser.

5.3 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Seller. Assuming the accuracy of the representations of the Seller in Section 4 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

5.4 Liabilities. There are no liabilities, claims or other obligations for an amount in excess of $5,000 to which Purchaser is or may be subject relating to the operations or existence of Purchaser prior to the Closing.

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6. COVENANTS

6.1 Non-Competition. Seller agrees that it will not, at any time while Purchaser or any successor of Purchaser is involved in the active exploitation of the Assets or Subsidiaries which are the subject of this Agreement, for five (5) years from the Closing hereunder, in any manner, direct or indirect, or in any capacity, be involved in any enterprise which deals or attempts to deal in any product designed and or held out to be formulated solely for a purpose to compete with the Purchaser’s present or contemplated business by either joining a competitive enterprise or planning or organizing any competitive business activity. Seller will not enter into any agreement which conflicts with its duties or obligations to the Purchaser.

Furthermore, Seller will not for five (5) years from the Closing hereunder, without the Purchaser’s express written consent, directly or indirectly, solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with the Purchaser.

6.2 Survival. The covenants set forth in this Section 6 shall survive the termination of this Agreement indefinitely.

7. INDEMNIFICATION

Purchaser shall indemnify Seller and Seller’s representatives, officers, directors, shareholders, employees, agents, affiliates, predecessors, successors, and assigns (the “Seller Indemnitees”) from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys’ fees and other expenses of investigation and defense (collectively, the “Damages”) to which the Seller Indemnitees may become subject or that are incurred in connection with, arising out of, resulting from, or are attributable to any material breach of the terms of this agreement or any certificate or other document delivered hereunder by Purchaser, including any material breach of any representation or warranty made by Purchaser, or the failure by Purchaser to perform materially any of the covenants or obligations contained herein or in any certificate or other document delivered hereunder. Purchaser shall indemnify the Seller Indemnitees from and against any and all Damages to which the Seller Indemnitees may become subject or that are incurred in connection with, arise out of, result from, or are attributable to the acts or omissions of Purchaser.

8. MISCELLANEOUS

8.1 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or mandates of any such government.

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8.2 Confidentiality of Terms. The Parties hereto will keep the terms of this Agreement confidential and will not now or hereafter divulge any of this information to any third party except:

(a) with the prior written consent of the other Party;

(b) as otherwise may be required by law or legal process;

(c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties;

(d) in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this Agreement; or

(e) by Purchaser, to potential purchasers or licensees of the Assets or Subsidiaries;

8.3 Notices. All notices given hereunder will be given in writing (in English or with an English translation), and will be delivered to the address set forth on the signature page to this Agreement by personal delivery or delivery postage prepaid by an internationally-recognized express courier service. Notices are deemed given on the date of receipt if delivered personally or by express courier, or if delivery refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Party to be notified. Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change.

8.4 Relationship of Parties. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties. Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

8.5 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

8.6 Waiver. Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

8.7 Governing Law. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Nevada in the United States of America, without reference to its choice of law principles.

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8.8 Entire Agreement. The Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

8.9 Amendments. No amendments or modifications will be effective unless in writing signed by authorized representatives of both Parties.

8.10 Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.11 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

8.12 No Rights in Third Parties. The Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

8.13 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

SELLER:

Prudent Senior Services of America, Inc

By: /s/ Sameer Shah

Name: Sameer Shah

Title: President

Address: 5522 New Peachtree Rd., # 122, Atlanta, GA 30341

PURCHASER:

Long Term Care Operations 360, Inc.

By: /s/ Sameer Shah

Name: Sameer Shah

Title: President

Address: 5522 New Peachtree Rd., # 122, Atlanta, GA 30341

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EXHIBIT A

ASSIGNMENT FORM

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ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment”) is made effective as of the __ day of November, 2020, by and between Long Term Care Operations 360, Inc., a Nevada corporation (“Assignee”), and Prudent Senior Services of America, Inc, a Georgia limited liability company (“Assignor”).

R E C I T A L S

A. Pursuant to the Purchase Agreement (the “Purchase Agreement”) dated November __, 2020, by and between Assignor and Assignee, Seller is assigning the Assets and Subsidiaries (as such terms are defined in the Purchase Agreement) to Assignee.

B. Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Assets, and Assignor now desires to enter into this Assignment in order to transfer such rights, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1. Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its rights, title and interest in and to all of the Assets.

2. Assignor transfers the Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Assets and to put Assignee in possession of the Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3. This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Prudent Senior Services of America, Inc

By:	/s/ Sameer Shah
Name:	Sameer Shah
Title:	President

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